EXHIBIT 5.1

May 5, 2015

Apollo Medical Holdings, Inc.
700 North Brand Blvd., Suite 220
Glendale, California 91203

Re:	S-1 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Apollo Medical Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1, Registration No. 333-202602 (as amended or supplemented to date, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the proposed public offering of (i) up to $17,250,000 in a to be determined number of shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) to be issued directly (such shares of Common Stock, the “Shares”), (ii) warrants (the “Warrants”) representing rights to purchase additional shares of Common Stock in an amount equal to 50% of the number of the Shares (the “Warrant Shares”), (iii) an additional warrant (the “Representative’s Warrant”) issued to the representative of the underwriters in an amount equal to 5% of the number of the Shares (the “Representative’s Warrant Shares”), (iv) the Warrant Shares issuable upon exercise of the Warrants and (v) the Representative’s Warrant Shares issuable upon exercise of the Representative’s Warrant. The Shares, the Warrants, the Representative’s Warrant, the Warrant Shares and the Representative’s Warrant Shares are collectively referred to herein as the “Securities”. The Securities are to be sold by the Company pursuant to an underwriting agreement by and among the Company and Aegis Capital Corp. (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Securities. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, the Warrants, the Representative’s Warrant, stock record books, minutes of meetings and actions of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates or other documents representing the Securities will be duly executed and delivered.

We express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of California and the federal laws of the United States of America.

Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

1. The Shares, when issued, sold and delivered in the manner and for the consideration set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

2. The Warrant Shares and the Representative’s Warrant Shares, if and when issued, paid for and delivered in compliance with the terms of the Warrants and the Representative’s Warrant, respectively, and in compliance with the terms of the Company’s Certificate of Incorporation as in effect from time to time, will be validly issued, fully paid and non-assessable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ Shartsis Friese LLP

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